                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         RELIANCE STEEL & ALUMINUM CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                         RELIANCE STEEL & ALUMINUM CO.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2000

                            ------------------------

To the Shareholders of
Reliance Steel & Aluminum Co.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Reliance Steel & Aluminum Co. (the "Company") will be held on Wednesday, May 17, 2000, at 10:00 a.m., California time, at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, for the following purposes:

          1. To elect five directors to serve for two years and until their successors have been elected and qualified. The nominees for election to the Board are Joe D. Crider, Thomas W. Gimbel, David H. Hannah, Gregg J. Mollins and William I. Rumer.

          2. To approve Ernst & Young LLP as the independent auditors of the Company.

          3. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

     Only holders of shares of record on the books of the Company at the close of business on April 14, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Trading in the Company's Common Stock will continue during the solicitation period.

     A Proxy Statement and a proxy in card form are enclosed with this Notice. All shareholders are invited to attend the Annual Meeting. This year, to make it easier for you to vote, we are introducing Internet and telephone voting. The instructions attached to your proxy card describe how to use these convenient new services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed envelope to which no postage need be affixed if it is mailed in the United States. The giving of such proxy will not affect your right to vote in person if you attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Yvette M. Schiotis
                                          Secretary

Los Angeles, California
April 17, 2000

                         RELIANCE STEEL & ALUMINUM CO.
                             2550 EAST 25TH STREET
                         LOS ANGELES, CALIFORNIA 90058

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2000

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reliance Steel & Aluminum Co. ("Reliance" or the "Company") for use at the Annual Meeting of its shareholders to be held at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, on Wednesday, May 17, 2000 at 10:00 a.m., California time, or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

                          INFORMATION CONCERNING PROXY

     The persons named as proxies were selected by the Board of Directors. The shares of Common Stock represented by the proxies will be voted at the Annual Meeting. The cost of solicitation of proxies will be borne by Reliance. The Board of Directors will solicit proxies by mail, telephone and electronically via the Internet. In addition, certain officers and agents of the Company may solicit proxies by telephone, telegraph and personal interview (the cost of which will be nominal). It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to beneficial owners and to obtain authorizations for the execution of proxies. They will be reimbursed by Reliance for their out-of-pocket expenses incurred in connection therewith.

     The only matters of business which Reliance's management intends to present at the Annual Meeting are the election of five directors to serve for the ensuing two years and until their successors are duly elected and qualified and the approval of the Board's selection of Ernst & Young LLP as the Company's independent auditors for 2000. If no contrary instructions are indicated on the proxy, each proxy will be voted FOR the election of the five nominees named herein as directors, and FOR the approval of Ernst & Young LLP. If other matters properly come before the meeting, each proxy will be voted by the persons named therein in a manner which they consider to be in the best interests of the Company.

     Shareholders who execute proxies may revoke them at any time before they are voted (i) by filing with the Secretary of Reliance either an instrument revoking the proxy or a proxy bearing a later date, duly executed by the shareholder, or (ii) by giving written notice to Reliance of the death or incapacity of the shareholder who executed the proxy. In addition, the powers of a proxy holder are suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person.

     An Annual Report with audited financial statements for the fiscal year ended December 31, 1999 accompanied by a letter to the shareholders from the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer and the Senior Vice President and Chief Financial Officer is included herewith. Such report and letter are not incorporated in, and are not a part of, this Proxy Statement and do not constitute proxy-soliciting material. Reliance intends to mail this Proxy Statement and accompanying material on or about April 17, 2000.

                INFORMATION CONCERNING THE COMPANY'S SECURITIES

     Shares of common stock, no par value (hereinafter sometimes called "shares" or "Common Stock"), are the only voting securities of Reliance. As of February 29, 2000 a total of 27,767,301 shares were issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on the books of the Company at the close of business on April 14, 2000 will be entitled to vote at the Annual Meeting.

     In the election of directors, shareholders are entitled to cumulate their votes for candidates whose names have been placed in nomination prior to the voting, if a shareholder has given notice at the Annual Meeting prior to the voting of his or her intention to cumulate votes. Cumulative voting entitles every shareholder who is otherwise entitled to vote at an election of directors to cumulate its votes, that is, to give any one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or to distribute those cumulated votes on the same principle among as many candidates as a shareholder thinks fit. If any one shareholder gives notice of the intention to cumulate votes, all shareholders may cumulate their votes for candidates. On all matters other than election of directors, each share has one vote.

     The affirmative vote of at least a plurality of the aggregate number of votes represented by the shares present at the Annual Meeting in person or by proxy is required to elect directors. That means that the five individuals receiving the largest number of votes cast will be elected as directors, whether or not they receive a majority of the votes cast. The affirmative vote of a majority of the votes cast is required to approve the independent auditors.

     ALL REFERENCES TO NUMBER OF SHARES AND PER SHARE AMOUNTS HAVE BEEN RETROACTIVELY ADJUSTED TO REFLECT THE SEPTEMBER 1999 3-FOR-2 COMMON STOCK SPLIT.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 29, 2000, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company who owns beneficially or of record more than five percent (5%) of the Common Stock of the Company, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) for all directors and executive officers as a group.

                                                              AMOUNT AND NATURE    PERCENTAGE OF
                                                                OF BENEFICIAL       OUTSTANDING
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)               OWNERSHIP(2)       SHARES OWNED
          ---------------------------------------             -----------------    -------------
Georgina T. Gimbel, as Trustee of the Gimbel Family Trust...       3,748,451           13.50%
  740 Chaucer Road
  San Marino, CA 91108
Florence A. Neilan..........................................       4,198,090           15.12%
  2888 Bayshore Dr., Apt. A-12
  Newport Beach, CA 92663
Franklin Resources, Inc.....................................       1,448,921(3)         5.22%
  777 Mariners Island Blvd.
  San Mateo, CA 94404
Joe D. Crider...............................................          99,676(4)            *
  400 A Mariposa
  Sierra Madre, CA 91024
Thomas W. Gimbel............................................          55,695(5)            *
  P.O. Box 50270
  Pasadena, CA 91115
David H. Hannah.............................................         104,038(6)            *
Douglas M. Hayes............................................          10,125(7)            *
  2545 Roscomare Rd.
  Los Angeles, CA 90077
Robert Henigson.............................................         334,000(8)         1.20%
  P.O. Box 345
  Deer Harbor, WA 98243
Karl H. Loring..............................................          37,459(9)            *
  4460 Wilshire Boulevard, #602
  Los Angeles, CA 90010
Gregg J. Mollins............................................          94,351(10)           *
William I. Rumer............................................         814,813(11)        2.93%
  515 Ocean Avenue, #602 So.
  Santa Monica, CA 90402
Leslie A. Waite.............................................          63,531(12)           *
  1640 Lombardy Road
  Pasadena, CA 91106
Karla R. McDowell...........................................          24,869(13)           *
James P. MacBeth............................................          38,896(14)           *
William K. Sales, Jr........................................          16,598(15)           *
All directors and executive officers as a group (12
  persons)..................................................       1,694,051(16)        6.06%

---------------
  *  Less than 1%.

 (1) Unless otherwise indicated, the address of each beneficial owner is 2550 East 25th Street, Los Angeles, California 90058.

 (2) The Company has been advised that the named shareholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

 (3) A Schedule 13-G was filed on behalf of Franklin Resource, Inc., parent holding company; Charles B. Johnson, principal shareholder of parent holding company; Rupert H. Johnson, principal shareholder of parent holding company; and Franklin Advisers, Inc., investment adviser, all of which disclaim beneficial ownership of the shares, which securities are reported to be beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. Of the reported shares, 1,394,800 shares are owned by Franklin Advisers, Inc. and 54,121 are owned by Franklin Management, Inc.

 (4) These shares are held by Mr. Crider as a Co-Trustee of the Crider Family Trust, with his wife. Includes 7,875 shares issuable upon the exercise of options held by Mr. Crider, with exercise prices from $18.04 to $18.83 per share. Excludes 44,304 shares with respect to which Mr. Crider has a vested right and shared voting power pursuant to the Company's Employee Stock Ownership Plan ("ESOP").

 (5) Includes 7,875 shares issuable upon the exercise of options held by Mr. Gimbel, with exercise prices from $18.58 to $18.83 per share and 750 shares which are owned jointly with Mr. Gimbel's wife.

 (6) Includes 28,500 shares issuable upon the exercise of options held by Mr. Hannah, with exercise prices of $8.11 to $18.83 per share. All of the shares are owned jointly with Mr. Hannah's wife. Excludes 12,390 shares with respect to which Mr. Hannah has a vested right and shared voting power pursuant to the Company's ESOP.

 (7) Includes 7,875 shares issuable upon the exercise of options held by Mr. Hayes, with exercise prices from $18.83 to $26.08 per share.

 (8) Includes 7,875 shares issuable upon the exercise of options held by Mr. Henigson, with exercise prices from $18.83 to $26.08 per share.

 (9) These shares are held by Mr. Loring as Trustee of The Loring Family Trust. Includes 6,375 shares issuable upon the exercise of options held by Mr. Loring, with exercise prices from $18.83 to $26.08 per share.

(10) Includes 45,000 shares issuable upon the exercise of options held by Mr. Mollins, with an exercise price of $8.11 to $18.83 per share. Excludes 4,706 shares with respect to which Mr. Mollins has a vested right and shared voting power pursuant to the Company's ESOP.

(11) These shares are held by Mr. Rumer as Trustee of the Rumer Family Trust. Includes 7,875 shares issuable upon the exercise of options held by Mr. Rumer, with exercise prices from $18.83 to $26.08 per share. Excludes shares held by Mr. Rumer's wife and adult children as to which he disclaims beneficial ownership. Includes 1,500 shares held in Mr. Rumer's I.R.A.

(12) Includes 7,875 shares issuable upon the exercise of options held by Mr. Waite, with exercise prices from $18.83 to $26.08 per share.

(13) Includes 15,938 shares issuable upon the exercise of options held by Ms. McDowell, with exercise prices from $8.11 to $18.83 per share. Excludes 1,259 shares with respect to which Ms. McDowell has a vested right and shared voting power pursuant to the Company's ESOP.

(14) Includes 16,219 shares issuable upon the exercise of options held by Mr. MacBeth, with exercise prices from $8.11 to $24.67 per share. Excludes 4,215 shares with respect to which Mr. McBeth has a vested right and shared voting power pursuant to the Company's ESOP.

(15) Includes 16,219 shares issuable upon the exercise of options held by Mr. Sales, with exercise prices from $18.83 to $19.50 per share.

(16) See notes 4 through 15.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be divided into two classes, as nearly equal in number as possible, and that one class shall be elected each year and serve for a two-year term. The terms of only five of the incumbent directors expire as of the date of the Annual Meeting. THE NOMINEES OF THE BOARD OF DIRECTORS FOR ELECTION AT THE ANNUAL MEETING AS DIRECTORS OF THE COMPANY ARE JOE D. CRIDER, THOMAS W. GIMBEL, DAVID
H. HANNAH, GREGG J. MOLLINS AND WILLIAM I. RUMER. The term of office for each director elected at the Annual Meeting will be two years, until the second following Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     In the absence of any direction to the contrary, the proxies will be voted FOR the above-named nominees. In voting the proxies for election of directors, the persons named as proxies have the right to cumulate the votes for directors covered by the proxies (unless otherwise instructed) and may do so if such action is deemed desirable.

     The nominees for the office of director expiring in 2000 were elected to their present term of office by vote of the shareholders of the Company at the Annual Meeting of Shareholders held in May 1998, except for Mr. Gimbel, who was appointed to the Board of Directors in January 1999. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that, at the date of the Annual Meeting or any adjournment thereof, any nominee declines or is unable to serve, the proxies will be voted for such other person for director as the Board of Directors may select or, if no other person is so selected, as the persons named in the proxies may, in their discretion, select.

     CERTAIN INFORMATION WITH RESPECT TO EACH NOMINEE IS SET FORTH IN "MANAGEMENT" BELOW. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the directors and executive officers of the Company:

               NAME                 AGE                        POSITION WITH THE COMPANY
               ----                 ---                        -------------------------
David H. Hannah(1)................  48    President; Chief Executive Officer; Director
Gregg J. Mollins(1)...............  45    Executive Vice President; Chief Operating Officer; Director
Karla R. McDowell.................  34    Senior Vice President; Chief Financial Officer
James P. MacBeth..................  52    Vice President, Carbon Steel Operations
William K. Sales, Jr..............  42    Vice President, Non-Ferrous Operations
Joe D. Crider(1)..................  70    Chairman of the Board; Director
Thomas W. Gimbel(1)...............  48    Director
Douglas M. Hayes(2)...............  55    Director
Robert Henigson(2)(3)(4)..........  74    Director
Karl H. Loring(2)(3)(4)...........  76    Director
William I. Rumer(1)(4)............  73    Director
Leslie A. Waite(2)(3)(4)..........  54    Director

---------------
(1) Term of office as a director expiring in 2000.

(2) Term of office as a director expiring in 2001.

(3) Member of the Audit Committee.

(4) Member of the Compensation and Stock Option Committee.

  Nominees for Directors to be Elected in 2000 With Terms Ending in 2002

     JOE D. CRIDER became the Chairman of the Board of the Company in February 1997. Mr. Crider was the Chief Executive Officer of the Company from May 1994 until his retirement in January 1999. Mr. Crider was President of the Company until November 1995. Before becoming the Chief Executive Officer, Mr. Crider had been President and Chief Operating Officer and a director since 1987. Prior to being named as the President and Chief Operating Officer, Mr. Crider had been Executive Vice President and Chief Operating Officer since 1975.

     THOMAS W. GIMBEL was appointed a director of the Company in January 1999. Since 1984, Mr. Gimbel has been the President of Advanced Systems Group, which is an independent computer consulting firm servicing human resource and payroll systems requirements for diverse businesses of various sizes. From 1975 to 1984, Mr. Gimbel was employed by Dun & Bradstreet.

     DAVID H. HANNAH became the Chief Executive Officer of the Company in January 1999, in addition to being President of the Company since November 1995. Prior thereto, he was Executive Vice President and Chief Financial Officer from 1992 to 1995, Vice President and Chief Financial Officer from 1990 to 1992 and Vice President and Division Manager of the Los Angeles Reliance Steel Company division of the Company from 1989 to 1990. From 1987 to 1989, Mr. Hannah was Vice President and Chief Financial Officer of the Company and, from 1981 to 1987, was Chief Financial Officer. Mr. Hannah became a director of the Company in 1992. Mr. Hannah also serves as a director of American Steel, L.L.C. For eight years before joining the Company in 1981, Mr. Hannah, a certified public accountant, was employed by Ernst & Whinney in various professional staff positions.

     GREGG J. MOLLINS was appointed a director of the Company in September 1997 and became Executive Vice President and Chief Operating Officer in November 1995. Mr. Mollins was Vice President and Chief Operating Officer from 1994 to 1995 and Vice President from 1992 to 1994. Prior to that time he had been with the Company for six years as Division Manager of the Santa Clara division. For ten years before joining the Company in 1986, Mr. Mollins was employed by certain of the Company's competitors in various sales and sales management positions.

     WILLIAM I. RUMER has been a director of the Company since 1957. Mr. Rumer retired from Allied Aerospace where he was an aerospace engineer from 1961 to 1985. Mr. Rumer is a member of the Compensation and Stock Option Committee.

  Directors Whose Terms Continue Until 2001

     DOUGLAS M. HAYES became a director of the Company in September 1997. Mr. Hayes retired from Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), where he was Managing Director of Investment Banking from 1986 to May 1997, after which he established his own investment banking firm, Hayes Capital Corporation, located in Los Angeles, California. DLJ was an underwriter in the 1997 public equity offering of the Company and was also the underwriter in the Company's initial public offering in 1994. Mr. Hayes is also chairman of the board of directors of Compass Aerospace Corporation, a private company with publicly traded bonds, where he serves on the Compensation Committee. In addition, Mr. Hayes is a director of Gametech International, Inc., a public company, the securities of which are traded over the counter, where he serves on the Audit Committee and the Compensation Committee.

     ROBERT HENIGSON has been a director of the Company since 1964. Mr. Henigson is a retired attorney, having been a partner of Lawler, Felix & Hall (the predecessor to Arter & Hadden LLP, the Company's counsel) prior to his retirement in 1986. Mr. Henigson is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Henigson is also a director of Scope Industries, a public company listed on the American Stock Exchange.

     KARL H. LORING has been a director of the Company since 1984. Mr. Loring is retired, but continues to provide tax consulting services to certain of his former clients, other than the Company, from time to time. From 1983 to January 1992, Mr. Loring was an officer of Knapp Communications Corporation, a publishing company. For more than five years prior to his retirement in 1983, he was a tax partner for Ernst & Whinney. Mr. Loring is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Loring serves as Chairman of the Audit Committee.

     LESLIE A. WAITE has been a director of the Company since 1977. Mr. Waite is an investment advisor and has been a principal of Waite & Associates since its formation in 1977. Mr. Waite is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Waite serves as Chairman of the Compensation and Stock Option Committee.

  Executive Officers

     In addition to Messrs. Hannah and Mollins, the following are executive officers of the Company.

     KARLA R. MCDOWELL became Senior Vice President and Chief Financial Officer of the Company in February 2000. Ms. McDowell served as Vice President and Chief Financial Officer of the Company from 1999 to 2000 and was Vice President and Controller from 1995 to 1999. Ms. McDowell was Corporate Controller from 1992 to 1995. For four years prior to joining the Company, Ms. McDowell, a certified public accountant, was employed by Ernst & Young in various professional staff positions.

     JAMES P. MACBETH became Vice President, Carbon Steel Operations in July 1998. Prior to this time, Mr. MacBeth served as Division Manager of the Company's Los Angeles Reliance Steel Company division from September 1995 to June 1998. From December 1991 to September 1995, Mr. MacBeth was Vice President and Division Manager of Feralloy Reliance Company, L.P., a joint venture owned 50% by the Company. Prior to December 1991, Mr. MacBeth held various sales and management positions since joining the Company in 1969.

     WILLIAM K. SALES, JR. joined the Company as Vice President, Non-Ferrous Operations in September 1997. From 1981 to 1997, Mr. Sales served in various sales and management positions with Kaiser Aluminum & Chemical Corp., a producer of aluminum products and a supplier of the Company.

BOARD OF DIRECTORS

     Members of the Board of Directors of the Company who are not employees are paid $6,250 per quarter, plus $1,200 for each Board or committee meeting attended. In addition, the Chairmen of the Audit Committee and the Compensation and Stock Option Committee are paid an additional $1,000 per quarter. All directors are reimbursed for expenses incurred in connection with Board or committee meetings. Under the Directors Stock Option Plan, non-employee directors are entitled to receive options to acquire the Company's Common Stock in accordance with that plan. During 1999, the Board of Directors met twelve times. No person attended fewer than 85% of the aggregate of the total number of Board meetings and the total number of committee meetings held by the committees on which he served.

     The Board of Directors has authorized two standing committees: the Audit Committee and the Compensation and Stock Option Committee, but has no standing Nominating Committee at the present time. Nominations for the Board of Directors are made and considered by the Board of Directors acting as a whole.

     The Audit Committee confers formally with the Company's independent auditors, as well as with members of the Company's management, members of the Company's internal audit department and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. Reports of the Audit Committee's findings are made to the Board of Directors. The Audit Committee makes recommendations to the Board of Directors with respect to the scope of the audit conducted by the independent auditors of the Company and the related fees, the accounting principles being applied by the Company in financial reporting, and the adequacy of internal controls and financial accounting procedures. In 1999, the Audit Committee met four times.

     The Compensation and Stock Option Committee annually reviews the compensation of officers of the Company and recommends to the Board of Directors changes in that compensation, as well as administering the Company's stock option plans and its Supplemental Executive Retirement Plan. The Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any award of stock options, to interpret the plans, and to make all other determinations for administering the plans. In 1999, the Compensation and Stock Option Committee met two times.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

THE COMMITTEE

     The four-member Compensation and Stock Option Committee of the Board of Directors (the "Compensation and Stock Option Committee" or the "Committee"), which is composed entirely of independent, non-employee directors, makes recommendations to the Board of Directors regarding compensation of the Company's officers. The following report submitted by the Compensation and Stock Option Committee addresses the Company's compensation policies for 1999 applicable to the Company's executive officers, including the executive officers named in the Summary Compensation Table, and the Stock Option Plan and Supplemental Executive Retirement Plan (the "SERP").

PRINCIPLES AND PROGRAMS

     The Company's executive compensation program is a pay for performance program. It is designed to:

     - motivate executives to enhance shareholder value with compensation plans that are tied to Company performance; and

     - target executive compensation at a level to ensure the Company's ability to attract and retain superior executives.

CASH SALARIES AND INCENTIVE COMPENSATION PROGRAMS

     To meet the above objectives, the program has both cash and equity elements which consist of base salary, an annual cash (and stock) incentive bonus and stock options. In determining executive compensation, the Compensation and Stock Option Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data publicly available with respect to the Company's key competitors. When competitive data is used, the Committee gives primary consideration to the companies in its peer group.

     Generally, the base compensation is set in the mid to high-range for comparable companies, and the cash and stock incentive bonus is used to compensate employees for their performance. It is expected that total compensation will vary annually based on Company and individual performance and individual contributions to the Company and its performance. The Compensation and Stock Option Committee and the management of the Company believe that compensation should be based both on short-term and long-term measurements and be directly tied to Company performance. The Compensation and Stock Option Committee applied the same standards to Mr. Hannah as Chief Executive Officer of the Company as to other officers.

     Under the Company's Key-Man Incentive Plan, the cash portion of the annual bonus is designed to provide a short-term (one-year) incentive to officers based on an evaluation of their individual contribution to the Company's financial performance for the year. Officers and division managers are eligible for incentive payments. Incentive awards are made after the prior fiscal year's results are known. Generally, the aggregate of all awards made as an annual bonus may not exceed that amount which is equal to 20% of the amount by which the Company's net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by the Company's net worth at the beginning of the year. No awards are made unless the Company's net income for that year exceeds the average rate of return on a one-year Treasury bill (considered as a risk-free rate of return) multiplied by the Company's net worth. Upon recommendation of the Compensation and Stock Option Committee, the Board approves all officer incentive payments. Officers of the subsidiaries are not currently eligible to participate in the Key-Man Incentive Plan, but are eligible to participate in other plans that this Committee does not administer. These plans are based on each subsidiary's financial performance for the year.

     The formula used to distribute the Incentive Pool among the key personnel is reviewed annually to reflect better the individuals' respective contributions to the operational profitability of the Company. The Company's officers are awarded points based on their individual performance, as determined appropriate by the Committee. Participating Division Managers are ranked according to four criteria (size of the division, measured in sales dollars; profitability of the division, in dollars; pretax return on sales percentage; and pretax return on division assets percentage) and awarded points based on their rankings. The Incentive Pool is then allocated to all participants based on their respective number of points.

     The maximum incentive bonus for division managers is 40% of base compensation. The maximum incentive bonus for the Company's officers ranges from 40% to 125% of base compensation. This incentive compensation bonus is payable 75% in cash and 25% in the Company's Common Stock, which is restricted for two years and is considered a long-term incentive. For 1999, 1998 and 1997, the officers with Corporate responsibilities of the Company had the option of having this incentive compensation bonus payable 100% in cash.

     With respect to stock options that may be granted, which are considered long-term incentives, the Compensation and Stock Option Committee has its scope and authority defined for it by the Stock Option Plan which it administers. The Committee has complete authority to interpret the Plan and make all decisions with respect to how it functions. The Committee recommends to whom and in what number, and with what terms and conditions, options should be granted but the Board must authorize the issuance of the options.

     The Committee recommended to the Board in 1999 that an aggregate of 578,250 options be issued to key employees, of which 237,750 were issued to named executive officers, which recommendations were approved and options granted by the Board in March 1999 and May 1999.

     Typically, the Committee receives recommendations from the executive officers of the Company as to who should receive options and in what amounts and then the Committee meets to review and discuss those recommendations. In making its recommendations to the Board, the Committee considers the position of the intended optionee, his or her importance to the Company's activities, the number of options already granted to that individual and the option price or prices at which those earlier granted options are exercisable, the total number of options to be recommended for granting and the relative number of such recommended option grants among the various individuals then under consideration for option grants.

     The Committee generally does not consider the number of options granted by other unrelated companies to their respective employees, nor has it ever sought such information.

      Robert Henigson   Karl H. Loring   William I. Rumer  Leslie A. Waite

                             EXECUTIVE COMPENSATION

     The following table summarizes certain information concerning the compensation paid by the Company during fiscal years 1997, 1998 and 1999 to its chief executive officer and each of the other four most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during fiscal 1999:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                                        ----------------------
                                                                                     SECURITIES
                                         ANNUAL COMPENSATION           RESTRICTED    UNDERLYING
        NAME AND                   --------------------------------      STOCK        OPTIONS/         ALL OTHER
   PRINCIPAL POSITION      YEAR     SALARY     BONUS(1)     OTHER        AWARDS        SARS(#)      COMPENSATION(2)
   ------------------      ----    --------    --------    --------    ----------    -----------    ---------------
David H. Hannah..........  1999    $355,000    $451,321    $302,068(3)                 75,000           $9,547
  President and Chief      1998     325,000     331,946                                                  9,884
  Executive Officer        1997     288,750     294,766     343,508(4)                                   7,029
Gregg J. Mollins.........  1999    $255,000    $324,238                                75,000           $9,547
  Executive Vice           1998     235,000     240,071                                                  9,884
  President and Chief      1997     210,000     214,375    $343,508(4)                                   6,208
  Operating Officer
Karla R. McDowell........  1999    $150,000    $153,300    $139,669(3)                 30,000           $9,547
  Senior Vice President    1998     100,000      77,083                                                  8,711
  and Chief Financial      1997      89,250      68,797      65,945(4)                                   4,413
  Officer
James P. MacBeth.........  1999    $150,000    $153,300                                28,875           $9,547
  Vice President,          1998     120,000     105,700                                 9,000            9,661
  Carbon Steel Operations  1997      93,000      52,200                                 4,500            7,851
William K. Sales, Jr. ...  1999    $150,000    $153,300                                28,875           $4,800
  Vice President, Non-     1998     140,000     108,092                                                  4,800
  Ferrous Operations(5)    1997      49,467      36,236                                18,000               --

---------------
(1) The amounts shown were paid under the Company's Key-Man Incentive Plan and also include Christmas gifts. Under the Company's Key-Man Incentive Plan, 25% of the bonus is paid in Common Stock of the Company. For 1999, 1998 and 1997, 100% of the Key-Man Incentive Plan bonus was paid in cash except to Messrs. MacBeth and Sales in 1997.

(2) Amounts represent allocations to the accounts of each of the named executive officers of contributions made to the Company's ESOP and the amount which represents the Company's matching contribution to its 401(k) savings plan.

(3) The 1999 amount represents the difference between the exercise price and fair market value at date of exercise of non-qualified stock options. See "Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values".

(4) The 1997 amount represents the difference between the exercise price and fair market value at date of exercise of non-qualified stock options.

(5) Mr. Sales joined the company in September 1997.

     During the fiscal years ended December 31, 1999, 1998 and 1997, non-qualified stock options for 237,750, 9,000 and 22,500 shares, respectively, of the Company's Common Stock were granted to the executive officers named in the previous table.

     The following table sets forth information for the executive officers named above with regard to the aggregate stock options exercised during the year ended December 31, 1999, and the stock options held as of December 31, 1999.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                     UNDERLYING                 IN-THE-MONEY
                                                                UNEXERCISED OPTIONS/            OPTIONS/SARS
                           SHARES ACQUIRED       VALUE          SARS AT FY-END(#)(2)           AT FY-END($)(1)
          NAME             ON EXERCISE(#)    REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
          ----             ---------------   --------------   -------------------------   -------------------------
David H. Hannah..........      16,500           $302,068             8,812/83,438             $135,088/$336,805
Gregg J. Mollins.........           0                  0            25,312/83,438             $388,033/$336,805
Karla R. McDowell........       8,438           $139,669             4,219/34,219             $ 64,677/$202,977
James P. MacBeth.........           0                  0             7,875/39,000             $ 60,604/$159,225
William K. Sales, Jr.....           0                  0             9,000/37,875             $ 35,460/$168,574

---------------
(1) The value of the shares as of December 31, 1999 was based on the closing price on the New York Stock Exchange for that date or at the date of exercise.

(2) Includes options where the option price exceeded the closing price for these shares as of December 31, 1999.

STOCK OPTION PLANS

     In 1989, the Company adopted a Non-Qualified Stock Option Plan (the "1989 Plan"), which allowed the Company to grant options to officers, directors and key employees to purchase up to 945,000 shares of the Company's Common Stock at a price at least equal to the fair market value of the stock at the date of the grant. No options were exercisable until one year after the date of the grant; in each of the following four years, 25% of the options became exercisable on a cumulative basis. The options expired five years from the date of the grant. The 1989 Plan expired, by its terms, on December 31, 1993.

     In 1997, 122,662 options were exercised at a price of $4.79 per share, with 51,975 of those options exercised by named executive officers of the Company. At December 31, 1997, all options outstanding under the 1989 Plan had been exercised or expired under the terms of the plan. There are no shares available for future grants under the 1989 Plan.

     In 1994, the Board of Directors of the Company adopted an Incentive and Non-Qualified Stock Option Plan (the "1994 Plan"), which was approved by the shareholders in May 1994. There are 1,687,500 shares of Common Stock reserved for issuance under the 1994 Plan. The 1994 Plan provides for granting of stock options that may be either "Incentive Stock Options" within the meaning of
Section 422A of the Internal Revenue Code of 1986 (the "Code") or "Non-Qualified Stock Options" which do not satisfy the provisions of Section 422A of the Code. Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of the outstanding Common Stock must equal at least 110% of fair market value on the date of grant. Non-Qualified Stock Options must be issued at an option exercise price equal to at least fair market value on the date of grant. Exercise of a stock option will be subject to terms and conditions established by the Committee and set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of the Company's Common Stock or other form of payment authorized by the

Committee. Stock options may not be granted more than ten years from the date of the 1994 Plan and expire five years from the date of the grant. During 1997, options to purchase 42,750 shares of the Company's Common Stock were issued in January at $12.67 per share and options to purchase 81,000 shares of the Company's Common Stock were issued in September at $19.50 per share. Of these options, 22,500 options were issued to named executive officers of the Company. In March 1998, options to purchase 121,500 shares of the Company's Common Stock were issued at $23.33 per share. In June 1998, options to purchase 31,500 shares of the Company's Common Stock were issued at $24.67 per share. In October 1998, options to purchase 136,500 shares of the Company's Common Stock were issued at $19.87 per share. Of these options, 9,000 options were issued to named executive officers of the Company. In March 1999, options to purchase 518,250 shares of the Company's Common Stock were issued at $18.83 per share and options to purchase 60,000 shares of the Company's Common Stock were issued in May at $25.46 per share. Of these options, 237,750 options were issued to named executive officers of the Company. In 1997, options to acquire 24,562 shares of the Company's Common Stock were exercised at a price of $8.11 per share, none of which were exercised by named executive officers. In 1998, options to acquire 64,875 shares of the Company's Common Stock were exercised at $8.11 per share, none of which were exercised by named executive officers of the Company. In 1999, options to acquire 111,275 shares of the Company's Common Stock were exercised at prices ranging from $8.11 to $19.50 per share, 24,938 of which were exercised by named executive officers of the Company.

     In May 1998, the shareholders approved the adoption of a Directors Stock Option Plan for non-employee directors (the "Directors Plan"). There are 300,000 shares of the Company's Common Stock reserved for issuance under the Directors Plan. In February 1999, the Directors Plan was amended to allow the Board of Directors of the Company to grant additional options to acquire the Company's Common Stock to non-employee directors. Options under the Directors Plan are non-qualified stock options, with an exercise price at fair market value at the date of grant. All options granted expire five years from the date of grant. None of the stock options become exercisable until one year after the date of the grant, unless specifically approved by the Board of Directors. In each of the following four years, 25% of the options become exercisable on a cumulative basis. In 1998, options to purchase 37,500 shares of the Company's Common Stock were issued at $26.08 per share. In January 1999, options to purchase 7,500 shares of the Company's Common Stock were issued at $18.58 per share. In February 1999, options to purchase 7,500 shares of the Company's Common Stock were issued at $18.04 per share. In March 1999, options to purchase 105,000 shares of the Company's Common Stock were issued at $18.83 per share. With this grant, 20% of the options were immediately exercisable and in each of the following four years, 20% of the options become exercisable on a cumulative basis, as specifically approved by the Board of Directors. No options were exercisable during 1998. In 1999, options to acquire 1,500 shares of the Company's Common Stock were exercised at a price of $18.83 per share.

401(k) Savings Plan

     In 1996, the Company adopted a 401(k) Savings Plan. Non-union employees were eligible to participate in this plan after six months of service; however, at the date of adoption, all active non-union employees were eligible for immediate participation. Under this plan, employees could contribute amounts, not to exceed the maximum amounts established by the Internal Revenue Service, and the Company would then contribute an amount to the plan on behalf of the participant, based on a maximum percentage of the employee's compensation, which was 6% in 1997. The specified matching percentage, which was 50% in 1997, and the maximum amount of the employee's compensation subject to the Company's match were determined at the discretion of the Company's Board of Directors on an annual basis. The Company contribution vested at a rate of 25% per year, commencing one year after the employee entered the plan except existing employees as of July 1996, who vested based on prior service. The Company contribution to this plan for the year ended December 31, 1997 was $742,000. The Company's subsidiaries maintained 401(k) retirement plans or profit sharing plans, of which eight of the subsidiaries merged their plans into the Company's plan during 1998. Contributions to these plans were funded annually and were determined at the discretion of each subsidiary's Board of Directors.

     As of April 1, 1998, the Company combined substantially all of the existing 401(k) and profit sharing plans of the Company and its subsidiaries into one master 401(k) and profit sharing plan, the Reliance Steel & Aluminum Co. Master 401(k) Plan (the "Master Plan"). The Master Plan allows each subsidiary's annual matching percentage and maximum compensation limit to be determined independently at the discretion of the respective Board of Directors. Participation has continued in accordance with each subsidiary's previous plan. Eligible employees may participate after three months of service, and the Company contribution vests at 25% per year, commencing one year after the employee enters the plan. The Company contributions to the Master Plan for the years ended December 31, 1999 and 1998 were $2,596,000 and $2,965,000, respectively. Other 401(k) and profit sharing plans exist as certain subsidiaries had not yet combined their plans into the Master Plan as of December 31, 1999.

     The Company also participates in various multi-employer pension plans covering certain employees not covered under the Company's benefit plans pursuant to agreements between the Company and collective bargaining units who are members of such plans.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In 1996, the Company adopted a Supplemental Executive Retirement Plan ("SERP"), which provides post-retirement benefits to key officers of the company. Under the SERP, benefit payments equal 50% of the average of the participant's highest five years of the last ten years of total cash compensation, less benefits from other Company sponsored retirement plans, including the 401(k) Plan and ESOP. The SERP was amended in 1999 to provide for a pre-retirement death benefit. A separate SERP exists for one of the companies acquired during 1998, which provides post-retirement benefits to its employees. The Company expenses were $1,007,000, $681,000 and $644,000 for the plans for the years ended December 31, 1999, 1998 and 1997, respectively, based on calculations made by the Company's actuaries.

     The estimated present value of annual benefits payable by the SERP, net of amounts received under other Company sponsored retirement plans, at the normal retirement age of 65 for each of the executive officers named above is as follows:

                                                         ESTIMATED ANNUAL BENEFITS
                         NAME                             PAYABLE UPON RETIREMENT
                         ----                            -------------------------
David H. Hannah........................................          $213,936
Gregg J. Mollins.......................................          $163,920
Karla R. McDowell......................................          $ 50,040
James P. MacBeth.......................................          $ 72,864
William K. Sales, Jr...................................          $ 88,236

INCENTIVE PLAN

     The Company has maintained a Key-Man Incentive Plan for division managers and officers since 1965, with subsequent amendments. The Incentive Plan was most recently modified in January 1999, to reflect the current conditions of the Company and the industry, and to allocate the incentive bonus pool in accordance with the contributions of the eligible personnel. The initial incentive bonus pool is calculated to equal 20% of the amount by which the Company's net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by the Company's net worth at the beginning of the year. That pool is then adjusted by additional calculations, including the accrual of the calculated incentives. The Company's officers and division managers are eligible to participate in the pool and are ranked according to certain criteria, and awarded points based on their rankings. The incentive compensation bonus is payable 75% in cash and 25% in the Company's Common Stock, except that, for 1999, 1998 and 1997, the Company's officers with Corporate responsibilities had the option of having this bonus paid 100% in cash. Officers of the subsidiaries are not currently eligible to participate under the Key-Man Incentive Plan. See "Compensation and Stock Option Committee Report".

     The Company also maintains a bonus plan for division managers that allows them to participate in pre-tax income from their respective divisions if that income exceeds an amount equal to a 15% return on division assets. This bonus plan has been in effect for many years. In 1999, 19 out of 23 division managers received bonuses under this plan. In addition, most divisions have informal incentive compensation arrangements for other employees, which are proposed by division managers and approved from time to time by executive officers of the Company. The Company's subsidiaries have separate incentive bonus plans structured in the same manner to provide bonuses to certain of the officers and managers of these subsidiaries, based upon the earnings of the respective subsidiary. These subsidiary bonus plans are also reviewed periodically by the executive officers of the Company.

EMPLOYEE STOCK OWNERSHIP PLAN

     In 1974, the Company adopted an Employee Stock Ownership Plan ("ESOP") that was approved by the Internal Revenue Service as a qualified plan and that allows eligible employees to acquire stock in the Company. Bank of America was the trustee of the ESOP until March 1, 1999, when Union Bank of California was appointed the ESOP trustee. All non-union employees, including officers, are eligible to participate in the ESOP as of January 1 after one and one-half years of service with the Company. An employee who is eligible to participate is fully vested in the shares of the Company's Common Stock allocated to his/her ESOP account. Allocation is based on the participant's compensation each year, including bonuses, as compared to the total compensation of all participants, subject to the maximum amounts established by the Internal Revenue Service. Each year, the Company contributes to the ESOP an amount determined by the Board of Directors, but no less than that amount necessary to cover the obligations of the ESOP, including any trustee's fees. The Company's cash contributions were $800,000 in 1999, 1998 and 1997. The cash contributions are then used to purchase shares of the Company's Common Stock on the open market. The shares are retained by the ESOP until a participant retires or otherwise terminates his/her employment with the Company. Employees of the subsidiaries are not eligible to participate under the Company's ESOP.

                               PERFORMANCE GRAPHS

     The following graph compares the performance of the Company's Common Stock with that of the S&P 500, the Russell 2000 and a peer group selected by the Company for the five year period from December 31, 1994, adjusted for the September 1999 and June 1997 3:2 stock splits, through December 31, 1999. The comparison of total return assumes that a fixed investment of $100 was invested on December 31, 1994 in the Company's Common Stock and assumes the reinvestment of dividends. Since there is no nationally-recognized industry index consisting of metals service center companies to be used as a peer group index, the Company constructed its own peer group. The peer group consists of Steel Technologies Inc., Olympic Steel Inc., and Gibraltar Steel Corporation, all of which have securities listed for trading on NASDAQ; A.M. Castle & Co., which has securities listed for trading on the American Stock Exchange; and Huntco, Inc., Metals USA, Inc. and Ryerson Tull, Inc. which have securities listed for trading on the New York Stock Exchange, as of December 31, 1999. The returns of each member of the peer group are weighted according to that member's stock market capitalization as of the period measured. Although the performance of the Company's Common Stock has been better than the performance of the securities of those companies in the peer group, the stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG RELIANCE STEEL & ALUMINUM CO., THE S&P 500 INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP
PERFORMANCE GRAPH

                                          RELIANCE STEEL &
                                            ALUMINUM CO.            PEER GROUP             S & P 500             RUSSELL 2000
                                          ----------------          ----------             ---------             ------------
12/94                                           100                    100                    100                    100
12/95                                           165                    113                    138                    127
12/96                                           282                    162                    169                    155
12/97                                           362                    144                    283                    204
12/98                                           338                    101                    290                    191
12/99                                           434                    106                    351                    188

                                                                CUMULATIVE TOTAL RETURN
                                                   --------------------------------------------------
                                                   12/94    12/95    12/96    12/97    12/98    12/99
                                                   -----    -----    -----    -----    -----    -----
              Reliance Steel & Aluminum Co.         100      165      282      362      338      434
              Peer Group                            100      113      162      144      101      106
              S&P 500                               100      138      169      283      290      351
              Russell 2000                          100      127      155      204      191      188

---------------
* $100 invested on December 31, 1994 in stock -- including reinvestment of dividends. Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

     In addition to a provision authorizing the indemnification of directors, the Company's Restated Articles of Incorporation include a provision which limits or eliminates the personal liability of directors for monetary damages to the Company or its shareholders for the breach of fiduciary duty as a director in accordance with California corporate law. This provision does not limit or eliminate the liability of a director for the following: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provisions of the Indemnification Agreements described below will be available to directors in the event of claims made against a director for certain types of liability which are not eliminated in the Restated Articles of Incorporation.

     The Company's Bylaws require the Company to indemnify officers, directors, employees and agents to the fullest extent permissible by California Corporations Code Section 317 against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by that person as a result of being made or threatened to be made a party to a proceeding. The Company has entered into indemnification agreements (such contracts are hereinafter referred to as the "Indemnification Agreements") with all of its present directors and all of its officers, to indemnify these persons against certain liabilities. The form of these Indemnification Agreements was approved by the Board of Directors and shareholders of the Company in March 1988, and the shareholders also authorized the Board of Directors to enter into Indemnification Agreements with all existing and future directors at the time they are so elected and to determine, from time to time, whether similar Indemnification Agreements should be entered into with other individual officers who are not directors. The Indemnification Agreements provide for indemnification in cases where indemnification might not otherwise be available in the absence of the Indemnification Agreements under the Company's Restated Articles of Incorporation.

     Each Indemnification Agreement provides that the Company will indemnify the indemnitee and hold him harmless, to the fullest extent permitted by law, from all amounts which he pays or is obligated to pay as a result of claims against him arising out of his service to the Company, including derivative claims by or in the right of the Company. The Company has agreed to indemnify against the amounts of all damages, judgments, sums paid in settlement (if approved by the Company, which approval will not be unreasonably withheld), counsel fees, costs of proceedings or appeals, and fines and penalties (other than fines and penalties for which indemnification is not permitted by applicable law) within the scope of the indemnification.

     In addition, the Company has purchased directors and officers liability insurance for the benefit of its directors and officers.

                         COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the officers and directors of the Company and any person who directly or indirectly is the beneficial owner of more than 10% of the Company's Common Stock must file reports of beneficial ownership and any changes in such ownership. The three forms used for reports are: the Form 3, which is an initial statement of beneficial ownership of such securities; the Form 4, which reports changes in beneficial ownership, generally occurring in the previous month; and the Form 5, which is an annual statement to report changes that have not previously been reported. Each of these forms must be filed at specified times.

     Based solely on the Company's review of such forms and written representations made by certain of such reporting persons, the Company believes that during the year ended December 31, 1999, all such persons have complied with the requirements of Section 16(a).

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has acted as the Company's independent auditors for more than fifty years. The Board of Directors has selected Ernst & Young LLP to serve in that capacity again for 2000. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. At the Annual Meeting, the shareholders will be asked to ratify and approve this selection. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     While management has no reason to believe that any other business will be presented at the Annual Meeting, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 2001 Annual Meeting and included in the Company's proxy materials relating to such meeting must be received not later than December 20, 2000. Such proposals must be addressed to the Secretary of the Company.

     The Company will furnish without charge to any shareholder, upon written request directed to the Secretary of the Company at its address appearing at the top of the first page of this Proxy Statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                          By Order of the Board of Directors,

                                          Yvette M. Schiotis
                                          Secretary

Los Angeles, California
April 17, 2000

RELIANCE STEEL & ALUMINUM CO.

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of Shareholders on May 17, 2000

The undersigned hereby instructs Union Bank of California N.A. to appoint David
H. Hannah and Gregg J. Mollins, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 17, 2000 at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and at any adjournments thereof, on all matters coming before said meeting.

1. Election of Directors, Nominees:

01. Joe D. Crider, 02. Thomas W. Gimbel,

03. David H. Hannah, 04. Gregg J. Mollins,

05. William I. Rumer

2. Approval of Ernst & Young LLP as independent auditors.

3. In their discretion on such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Change of address/comments)

------------------------------------

------------------------------------

------------------------------------

------------------------------------

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

P
R
O
X
Y

SEE REVERSE
SIDE

sFold and Detach Heres

------------------------------------------------------------------------

Please mark your votes as in this example.        1592
x
------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

FOR WITHHELD    FOR    AGAINST    ABSTAIN

1. For, except vote withheld from the following nominee(s):

----------------------------------------------

2. Approval of Ernst & Young LLP as independent auditors.

3. In their discretion on such other matters as may properly come before the meeting.

Change of Address on Reverse Side.

SIGNATURE(S) DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------

sFold and Detach Heres

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes the common shares indicated above of Reliance Steel & Aluminum Co. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

- Accessing the World Wide Web site http://www.eproxyvote.com/rs1 to vote via the Internet.

- Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

- Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Reliance Steel & Aluminum Co., c/o First Chicago Trust Company, a division of EquiServe, P.O. Box 8670, Edison, New Jersey 08818-9161.

You can vote by phone or via the Internet anytime prior to May 16, 2000. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

RELIANCE STEEL & ALUMINUM CO.

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of Shareholders on May 17, 2000

The undersigned hereby constitutes and appoints David H. Hannah and Gregg J. Mollins, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 17, 2000 at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and at any adjournments thereof, on all matters coming before said meeting.

1. Election of Directors, Nominees:

01. Joe D. Crider, 02. Thomas W. Gimbel,

03. David H. Hannah, 04. Gregg J. Mollins,

05. William I. Rumer

2. Approval of Ernst & Young LLP as independent auditors.

3. In their discretion on such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Change of address/comments)

------------------------------------

------------------------------------

------------------------------------

------------------------------------

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

P
R
O
X
Y

SEE REVERSE SIDE

sFold and Detach Heres

------------------------------------------------------------------------
------------------------------------------------------------------------

Please mark your
votes as in this
example.        3364

x
------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

FOR WITHHELD    FOR    AGAINST    ABSTAIN

1. For, except vote withheld from the following nominee(s):

-----------------------------------------------

2. Approval of Ernst & Young LLP as independent auditors.

3. In their discretion on such other matters as may properly come before the meeting.

Change of Address on Reverse Side.

SIGNATURE(S) DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------

sFold and Detach Heres

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes the common shares indicated above of Reliance Steel & Aluminum Co. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

- Accessing the World Wide Web site http://www.eproxyvote.com/rs to vote via the Internet.

- Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

- Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Reliance Steel & Aluminum Co., c/o First Chicago Trust Company, a division of EquiServe, P.O. Box 8670, Edison, New Jersey 08818-9161.

You can vote by phone or via the Internet anytime prior to May 17, 2000. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.

------------------------------------------------------------------------

------------------------------------------------------------------------

RELIANCE STEEL & ALUMINUM CO.

Proxy Solicited on Behalf of the Board of Directors of the Company for Annual Meeting of Shareholders on May 17, 2000

The undersigned hereby instructs Fidelity Management Trust Company to appoint David H. Hannah and Gregg J. Mollins, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 17, 2000 at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and at any adjournments thereof, on all matters coming before said meeting.

1. Election of Directors, Nominees:

01. Joe D. Crider, 02. Thomas W. Gimbel,

03. David H. Hannah, 04. Gregg J. Mollins,

05. William I. Rumer

2. Approval of Ernst & Young LLP as independent auditors.

3. In their discretion on such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Board of Directors recommends voting FOR all Nominees in Item 1 and FOR Items 2 and 3. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Change of address/comments)

------------------------------------

------------------------------------

------------------------------------

------------------------------------

(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

P
R
O
X
Y

SEE REVERSE SIDE

sFold and Detach Heres

------------------------------------------------------------------------

------------------------------------------------------------------------

Please mark your votes as in this example.        4386
x
------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees listed in Item 1, and FOR Items 2 and 3.

FOR WITHHELD    FOR    AGAINST    ABSTAIN

1. For, except vote withheld from the following nominee(s):

-----------------------------------------------

2. Approval of Ernst & Young LLP as independent auditors.

3. In their discretion on such other matters as may properly come before the meeting.

Change of Address on Reverse Side.

SIGNATURE(S) DATE


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------

sFold and Detach Heres

PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes the common shares indicated above of Reliance Steel & Aluminum Co. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:

- Accessing the World Wide Web site http://www.eproxyvote.com/rs2 to vote via the Internet.

- Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

- Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to Reliance Steel & Aluminum Co., c/o First Chicago Trust Company, a division of EquiServe, P.O. Box 8670, Edison, New Jersey 08818-9161.

You can vote by phone or via the Internet anytime prior to May 16, 2000. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.